EXHIBIT 21
Subsidiaries
Subsidiaries

The following are lists of consolidated subsidiaries of First Horizon Corporation (“First Horizon”) and of First Horizon Bank (the “Bank”) at December 31, 2021. Each consolidated subsidiary is 100% owned by First Horizon directly or indirectly, except as described below in note (1) to First Horizon’s table and note (2) to the Bank’s table, and all are included in the Consolidated Financial Statements. Entities that are “financial subsidiaries” for regulatory purposes are denoted in this exhibit with FS; FS is not part of any subsidiary’s name.

Consolidated Subsidiaries of First Horizon

Entity	Type of Ownership	Jurisdiction of Incorporation or Organization
First Horizon Bank (1) (Bank subsidiaries are scheduled separately)	Direct	Tennessee
CB Trustee, LLC	Direct	North Carolina
First Horizon Merger Sub, LLC	Direct	Tennessee
First Horizon Community Development Fund, LLC	Direct	Tennessee
First Horizon Ventures, Inc.	Direct	Tennessee
IBERIA Asset Management Inc.	Direct	Louisiana
IBERIA CDE, LLC	Direct	Louisiana
LIBERTY BANCORP DENNING, LLC	Direct	Florida
840 Denning LLC	Indirect	Florida
Lenders Title Company	Direct	Arkansas
American Abstract & Title Company	Indirect	Arkansas
Asset Exchange Inc.	Indirect	Arkansas
United Title & Abstract, L.L.C.	Indirect	Louisiana
United Title of Louisiana, Inc.	Indirect	Louisiana
Martin & Company, Inc.	Direct	Tennessee
_________________________
    (1)    At December 31, 2021, 300,000 shares of non-voting preferred stock issued by this subsidiary are outstanding and are not owned by First Horizon. That preferred stock has an aggregate liquidation preference amount of $300,000,000 and is not participating with the common stock in the event of liquidation.

Consolidated Subsidiaries of the Bank

Subsidiary of the Bank	Type of Ownership by the Bank	Jurisdiction of Incorporation or Organization
Acadiana Holdings, LLC	Direct	Louisiana
C1 Trustee, Inc.	Direct	North Carolina
Capital Financial Leasing, LLC	Direct	Delaware
CB Florida CRE Holdings, LLC	Direct	Florida
CBSA Legacy, LLC	Direct	North Carolina
CSB Alabama CRE Holding, LLC	Direct	Alabama
FHIS, Inc. FS	Direct	Tennessee
FHN Financial Main Street Advisors, LLC	Direct	Nevada

1	2021 FORM 10-K ANNUAL REPORT

EXHIBIT 21
Subsidiaries

Subsidiary of the Bank	Type of Ownership by the Bank	Jurisdiction of Incorporation or Organization
FHN Financial Capital Assets Corp.	Direct	Tennessee
FHN Financial Securities Corp. FS	Direct	Tennessee
First Horizon Advisors, Inc. FS	Direct	Tennessee
First Horizon Asset Securities, Inc.	Direct	Delaware
First Horizon CDE 1, LLC	Direct	Tennessee
First Horizon CDE 2, LLC	Direct	Tennessee
First Horizon CDE 3, LLC	Direct	Tennessee
First Horizon Community Development Enterprises, LLC	Direct	Tennessee
First Horizon Community Investment Group, Inc.	Direct	Tennessee
CC Community Development Holdings, Inc.	Indirect	Tennessee
FHCIG Second Harvest Investment Fund, LLC	Indirect	Tennessee
First Horizon Insurance Agency, Inc FS	Direct	Georgia
First Horizon Insurance Services, Inc FS	Direct	Tennessee
First Tennessee New Markets Corporation	Direct	Tennessee
FT Building, LLC	Direct	Tennessee
FT Leasing, Inc.	Direct	Tennessee
FTB QOF I, Inc.	Direct	Tennessee
FTB QOF II, Inc.	Direct	Tennessee
FTB QOF III, Inc.	Direct	Tennessee
FTB QOF IV, Inc.	Direct	Tennessee
FTRE Holding, LLC	Direct	Delaware
First Horizon TE1, LLC	Indirect	Delaware
First Horizon Preferred Funding, Inc.	Indirect	Delaware
First Horizon Preferred Funding II, Inc.	Indirect	Delaware
First Horizon Preferred Funding III, Inc.	Indirect	Delaware
First Horizon Preferred Funding IV, Inc.	Indirect	Maryland
FTB Securities Investment II, LLC	Indirect	Delaware
FT Real Estate Securities Company, Inc.	Indirect	Delaware
Hickory Venture Capital Corporation	Direct	Alabama
IB Holdings, LLC	Direct	Louisiana
IB SPE Management, Inc.	Direct	Delaware
IBERIA Civic Impact Partners LLC	Direct	Louisiana
IBERIA Collage Impact Fund, LLC	Indirect	Louisiana
IBERIA NOCHI Impact Fund I, LLC	Indirect	Louisiana
IBERIA NOCHI Impact Fund II, LLC	Indirect	Louisiana
IBERIA Plush Mill Impact Fund, LLC	Indirect	Louisiana
IBERIA VCOM Impact Fund, LLC	Indirect	Louisiana
Iberia Corporate Asset Finance, LLC	Direct	Alabama
Iberia Financial Services, LLC	Direct	Louisiana
IBERIA INVESTMENT FUND I, LLC	Direct	Louisiana
IBERIA CommCare Impact Fund LLC	Indirect	Louisiana
JPO, Inc.	Direct	Tennessee

2	2021 FORM 10-K ANNUAL REPORT

EXHIBIT 21
Subsidiaries

Subsidiary of the Bank	Type of Ownership by the Bank	Jurisdiction of Incorporation or Organization
Mercantile Capital Corporation	Direct	Florida
OB Florida CRE Holdings, LLC	Direct	Florida
Orion Real Estate, LLC	Direct	North Carolina
Southern Community, LLC	Direct	North Carolina

Selected Non-Consolidated Entities
The following are selected entities affiliated with First Horizon and the Bank which were not consolidated with First Horizon or the Bank at December 31, 2021.

Name	Jurisdiction of Incorporation or Organization
American Horizons Statutory Trust I	Connecticut
Capital Bank Statutory Trust III	Connecticut
Civitas Statutory Trust I	Delaware
FNB United Statutory Trust I	Connecticut
FNB United Statutory Trust II	Delaware
GreenBank Capital Trust I	Delaware
Greene County Capital Trust II	Delaware
IBERIABANK Statutory Trust I	Connecticut
IBERIABANK Statutory Trust II	Connecticut
IBERIABANK Statutory Trust VI	Connecticut
IBERIABANK Statutory Trust VII	Connecticut
Omni Statutory Trust I	Connecticut
Omni Statutory Trust II	Connecticut
Southern Community Capital Trust III	Delaware
TIBFL Statutory Trust III	Delaware
VCS Management, LLC	North Carolina

Other Business Names Used
At December 31, 2021, First Horizon, its subsidiaries, the Bank, the Bank’s subsidiaries, and the Bank’s divisions did business in certain jurisdictions under the following names:
First Horizon
IBERIABANK
First Tennessee Bank
First Horizon Home Loans
First Tennessee Home Loans
First Horizon Housing Corporation
First Tennessee Housing Corporation
First Horizon Equity Lending
FHN Financial
FHN Financial Capital Markets
FHN Financial Portfolio Advisors
FHN Financial Municipal Advisors
First Horizon Advisors
IBERIA Wealth Management
First Horizon Commercial Mortgage Banking
First Horizon Fitness Finance
First Horizon Restaurant Finance
First Horizon Finance Company
PMC Real Estate Capital
Lenders Title Group
Preservation Title
Solomon Parks Title & Escrow
VirtualBank

3	2021 FORM 10-K ANNUAL REPORT